UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: January 30, 2012

Ormat Technologies, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State of Incorporation)

001-32347	No. 88-0326081
(Commission File Number)	(I.R.S. Employer Identification No.)

6225 Neil Road, Reno, Nevada	89511-1136
(Address of Principal Executive Offices)	(Zip Code)

(775) 356-9029

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions: (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 8.01.	Other Events.

On January 30, 2012, Ormat Technologies, Inc. (the “Company”) announced that it is revising its previously issued guidance concerning the impact recently-finalized mandatory short-run-avoided-cost (“SRAC”) pricing applicable to the power purchase agreements (“PPAs”) for the Heber 1 and 2 power plants, the Ormesa complex and the Mammoth complex in California (the “SRAC PPAs”) may have on the Company’s revenues in 2012 and 2013.

The Company’s current expectation is that the new SRAC price formulas will reduce the Company’s revenues in 2012 and 2013 by an estimated $24.8 million and $24.9 million, respectively. This estimate is based, among other things, on the Company’s current assumptions concerning the average price of natural gas during these years and the time when California implements its greenhouse gas (“GHG”) cap-and-trade program, each of which is uncertain and subject to change.

The change from the Company’s previously announced guidance (which estimated a revenue reduction in 2012 and 2013 of $9.5 million and $6.5 million, respectively) is attributable primarily to recent and significant decreases in forecasted natural gas prices for 2012 and 2013. It is also attributable to a delay in implementing the California GHG program, now scheduled to begin in 2013.

As explained in the Company’s Form 10-Q for the quarter ended September 30, 2011, the PPAs for the Heber 1 and 2 power plants, the Ormesa complex and the Mammoth complex in California will implement SRAC pricing, as required under a global settlement relating primarily to purchase and payment obligations of investor-owned utilities in California to certain “Qualifying Facilities.” As the Company stated in that Form 10-Q, the Company is unable to estimate the impact on revenues beyond 2013 at this time.

In addition, to mitigate part of the reduction in revenues from these facilities, the Company may seek to amend one or more of its PPAs, among other things, to provide for fixed price terms. The Company has no assurance that it will be able to amend any of these PPAs on terms that are attractive to it, or at all.

A copy of the Company’s press release containing this information is furnished as Exhibit 99 to this report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 99	Press Release of the Company dated January 30, 2012.

Safe Harbor Statement

Information provided in this report on Form 8-K contains statements relating to current expectations, estimates, forecasts and projections about future events that are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements include the estimated impact of SRAC pricing on the Company’s revenues for 2012 and 2013 and the various assumptions underlying those estimates, including future natural gas prices, the date of implementation of California’s GHG program, the revenues that the affected plants otherwise might generate during these years, any possible amendments of one or more of the PPAs for these plants and other uncertainties associated with the future operation of these plants. Actual future results may differ materially from those projected as a result of any of these factors and other risks and uncertainties. For a discussion of such risks and uncertainties, see “Risk Factors” as described in Ormat Technologies, Inc.’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 28, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORMAT TECHNOLOGIES, INC.

By	/S/ YEHUDIT BRONICKI
Name:	Yehudit Bronicki
Title:	Chief Executive Officer

Date: January 30, 2012

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